As filed with the Securities and Exchange Commission on February 26, 2013
                                            Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1933

COMMERCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	43-0889454
(State of Incorporation)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

Commerce Bancshares, Inc. 2005 Equity Incentive Plan
(Full title of the plan)

Jeffery D. Aberdeen, Controller
1000 Walnut
Kansas City, Missouri 64106
(816) 234-2000
(Name, Address and Telephone number, including area code, of agent for service)

Copies to:

James L. Swarts, Esq. Commerce Bancshares, Inc. 1000 Walnut Kansas City, Missouri 64106 (816) 234-2000	Jeffrey T. Haughey, Esq. Katharine Milberger Haynes, Esq. Husch Blackwell LLP 4801 Main, Suite 1000 Kansas City, Missouri 64112 (816) 983-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $5.00 per share	4,753,332 shares (1)	$38.47 (2)	$182,860,682 (2)	$24,942.20

[1] The 4,753,332 shares of Common Stock being registered are issuable under the Commerce Bancshares, Inc. 2005 Equity Incentive Plan (“Plan”). This Registration Statement shall also be deemed to register and cover any additional shares of Common Stock that may be issued under the Plan pursuant to the Plan's anti-dilution provisions as the result of any stock split, stock dividend or similar transaction, and such lesser amount of shares of Common Stock that may be issued under the Plan as a result of any reverse stock split, stock combination or similar transaction.

[2] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of a share of the Common Stock of Commerce Bancshares, Inc. as reported by the NASDAQ Stock Market on February 21, 2013.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

Commerce Bancshares, Inc., a Missouri corporation (the “Company” or “Registrant”), incorporates by reference in this Registration Statement the following:

(i)	the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on February 22, 2013;

(ii)
all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2012, except for information furnished under Current Reports on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

(iii)
the description of the Company's common stock, $5.00 par value per share, contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 351.355.1 of the Missouri General Business and Corporation Law (the “MGBCL”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
    Section 351.355.2 of the MGBCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 351.355.8 of the MGBCL provides, in general, that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.
Section 351.355.6 of the MGBCL also permits any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to seek indemnification under any applicable bylaw, agreement, vote of shareholders or otherwise.
There is also in effect a bylaw provision entitling officers and directors to be indemnified by the Company from and against any and all of the expenses, liabilities or other matters covered by said provision.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable

ITEM 8.	EXHIBITS.
Exhibit No.    Description

4.1	Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q dated August 10, 1999, Commission File No. 000-02989).

4.2	Restated Bylaws, as amended (incorporated by reference to Exhibit 3(b) to the Current Report on Form 8-K dated February 14, 2013, Commission File No. 000-02989).

5.1*	Opinion of Husch Blackwell LLP, regarding the legality of the securities to be offered hereby.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Husch Blackwell LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page of Registration Statement).

99.1
Commerce Bancshares, Inc. 2005 Equity Incentive Plan amended and restated as of July 24, 2009 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q, dated August 7, 2009, Commission File No. 000-02989).

99.2
Amendment to the Commerce Bancshares, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10(j)(2) to the Current Report on Form 8-K dated February 16, 2012, Commission File No. 000-02989).

* Filed herewith.

ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on February 26, 2013.

Commerce Bancshares, Inc.

By:	/s/ James L. Swarts
James L. Swarts
Vice President and Secretary

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Swarts, Thomas J. Noack and Jeffery D. Aberdeen or any of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of February, 2013.

SIGNATURE	TITLE
/s/ David W. Kemper
David W. Kemper	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Charles G. Kim
Charles G. Kim	Chief Financial Officer (Principal Financial Officer)
/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen	Controller (Principal Accounting Officer)
/s/ Terry Bassham
Terry Bassham	Director
/s/ John R. Capps
John R. Capps	Director
/s/ Earl H. Devanny, III
Earl H. Devanny, III	Director
/s/ W. Thomas Grant, II
W. Thomas Grant, II	Director
/s/ James B. Hebenstreit
James B. Hebenstreit	Director
/s/ Jonathan M. Kemper
Jonathan M. Kemper	Director
/s/ Terry O. Meek
Terry O. Meek	Director
/s/ Benjamin F. Rassieur, III
Benjamin F. Rassieur, III	Director
/s/ Todd R. Schnuck
Todd R. Schnuck	Director
/s/ Andrew C. Taylor
Andrew C. Taylor	Director
/s/ Kimberly G. Walker
Kimberly G. Walker	Director

EXHIBIT INDEX

Exhibit No.    Description

4.1	Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q dated August 10, 1999, Commission File No. 000-02989).

4.2	Restated Bylaws, as amended (incorporated by reference to Exhibit 3(b) to the Current Report on Form 8-K dated February 14, 2013, Commission File No. 000-02989).

5.1*	Opinion of Husch Blackwell LLP, regarding the legality of the securities to be offered hereby.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Husch Blackwell LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page of Registration Statement).

99.1
Commerce Bancshares, Inc. 2005 Equity Incentive Plan amended and restated as of July 24, 2009 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q, dated August 7, 2009, Commission File No. 000-02989).

99.2
Amendment to the Commerce Bancshares, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10(j)(2) to the Current Report on Form 8-K dated February 16, 2012, Commission File No. 000-02989).

* Filed herewith.